SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 28, 1995.

                          Page America Group, Inc.

          (Exact name of registrant as specified in charter)


   New York                1-10682                 13-2865787

(State or other          (Commission              (IRS Employer
jurisdiction of           File Number)            Identification
incorporation)                                    No.)


125 State Street, Hackensack, NJ                         07601

(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code  201-342-6676


(Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.

          On July 28, 1995, pursuant to an Asset Purchase
Agreement dated as of February 24, 1995 (the "Agreement"), Page
America Group, Inc. ("Page America"), through subsidiaries, sold to Paging Network of Florida, Inc. substantially all of its California and Florida radio paging assets.

          The purchase price paid to Page America for the assets was approximately $19 million, which is subject to certain post closing adjustments.

          The purchase price and all negotiations relating to the consummation of the acquisition were determined on an arm's length basis.

          The foregoing description of the sale is qualified in its entirety by reference to the complete text of the Agreement which is filed as an exhibit to this Report.

Item 5.   Other Events.

          Effective August 1, 1995, Steven L. Sinn resigned as
Chairman of the Board and Chief Executive Officer of the Company.

 Item 7.  Financial Statements, Pro Forma Financial Information

          and Exhibits.

          Any financial statements or pro forma financial information required to be filed pursuant to Regulation S-X will be filed by amendment.

          Exhibits

     2(a) Asset Purchase Agreement dated as of February 24, 1995, by and among Page America Group, Inc., Page America Communications of California, Inc., Page America Communications of Florida, Inc., Page America of New York, Inc. and Paging Network of Florida, Inc. Incorporated by reference to Exhibit
10.10 to Annual Report on Form 10-K for the fiscal year ended
December 31, 1994.

                           SIGNATURES



  Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              PAGE AMERICA GROUP, INC.


Dated:  August 1, 1995        By:/s/Kathleen C. Parramore
                               Kathleen C. Parramore,
                                   President